Exhibit 5.1

Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, New York 11501

July 20, 2009

Global Resource Corporation
1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054

Re: Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-152118)

Ladies and Gentlemen:

In connection with Amendment No. 2 to the Registration Statement on Form S-1 filed by Global Resource Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 20, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), and as may thereafter be amended (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

We do not express any opinion herein concerning any law other than (i) the Private Corporations Law of the State of Nevada, including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial decisions, and (ii) the federal securities laws of the United States.

We have examined the Registration Statement covering the registration for resale of 1,042,106 shares of the Company’s Common Stock (the “Shares”) issuable upon the exercise of certain warrants (the “Warrants”).  The Shares may be sold to the public by the selling stockholders identified in the prospectus constituting a part of the Registration Statement

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the authorization for issuance of the Shares.

For the purposes of this opinion, we have assumed that (i) no change occurs in applicable law or the pertinent facts and (ii) the provisions of “blue sky” and other securities laws that may be applicable will have been complied with to the extent required.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, upon exercise of the Warrants pursuant to their terms (including the full payment of the exercise price thereof) and the consequent issuance of the Shares, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

Very truly yours, /s/ Westerman Ball Ederer Miller & Sharfstein, LLP Westerman Ball Ederer Miller & Sharfstein, LLP